UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2012

LTX-CREDENCE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Massachusetts	000-10761	04-2594045
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

825 University Avenue Norwood, Massachusetts		02062
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (781) 461-1000

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 28, 2012, the Board of Directors (the “Board”) of LTX-Credence Corporation (the “Company”) unanimously appointed Mr. Jorge L. Titinger as a Class III member of the Board, to serve until the 2013 annual meeting of the stockholders of the Company and until his successor has been duly elected and qualified, or until his earlier removal or resignation. The Board has determined that Mr. Titinger is an independent director as independence is defined in the NASDAQ Stock Market Rules.

In connection with his appointment, Mr. Titinger received a restricted stock unit award of 12,000 shares, which will vest in full upon his completion of one year of continuous service as a director of the Company. Other than the foregoing restricted stock unit award, Mr. Titinger will be compensated in the same manner as the Company’s other directors. Information concerning the current compensation of the Company’s directors is set forth in the Company’s Proxy Statement for its Annual Meeting of Stockholders held on December 9, 2011 (filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 7, 2011).

Mr. Titinger currently serves as president, chief executive officer, and a member of the board of directors of Silicon Graphics International Corp., a position he has held since February, 2012. Mr. Titinger served as president and chief executive officer of Verigy Ltd. from January 2011 until October 2011, as president and chief operating officer of Verigy Ltd. from July 2010 to January 2011, and as chief operating officer of Verigy, Ltd. from June 2008 to July 2010. Verigy Ltd. was acquired by Advantest Corporation in July 2011 and Mr. Titinger continued to serve in a transitional role following the acquisition until October 2011 as president and chief executive officer of Verigy Ltd., then a subsidiary of Advantest Corporation.

Prior to his service at Verigy Ltd., Mr. Titinger held executive positions at FormFactor, Inc., KLA-Tencor Corporation, and Applied Materials, Inc. Mr. Titinger holds B.S. and M.S. degrees in Electrical Engineering and an M.S. degree in Engineering Management from Stanford University.

In connection with his appointment and election to the Board, Mr. Titinger will enter into the Company’s standard form of Indemnification Agreement, a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K that was filed with the SEC on December 12, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LTX-CREDENCE CORPORATION

Date: August 29, 2012	By:	/s/ Mark J. Gallenberger

Mark J. Gallenberger
Vice President & Chief Financial Officer